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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the WatchGuard Technologies, Inc. 1999 Employee Stock Purchase Plan and the WatchGuard Technologies, Inc. 1999 Stock Incentive Compensation Plan, of our report dated March 26, 1999, except for Note 11, as to which the date is July 8, 1999, with respect to the consolidated financial statements of WatchGuard Technologies, Inc. included in its Registration Statement (Form S-1 No. 333-76587) filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP

Seattle, Washington
July 30, 1999